Exhibit No. 10.93

     PURCHASE CONTRACT

     Aid Association for Lutherans
     MedImmune, Inc.

     THIS PURCHASE CONTRACT ("Agreement") made as of the 25th day of November, 1998, by and between AID
ASSOCIATION FOR LUTHERANS, a Wisconsin corporation
(hereinafter called "Seller"), and MEDIMMUNE, INC., a
Delaware corporation (hereinafter called "Purchaser");

     W I T N E S S E T H,  T H A T:

     1. Purchase and Sale. For the consideration hereinafter set forth, but subject to the terms, provisions, covenants and conditions herein contained, Seller hereby agrees to convey, and Purchaser hereby agrees to pay for:

          (a)  the land (the "Land") situated in
Frederick County, Maryland, described in APPENDIX 1 attached hereto and made a part hereof for all purposes, together with all buildings and other improvements situated thereon (collectively, the "Improvements"), all fixtures and other property affixed thereto
(collectively, the "Fixtures"), all of Seller's estate, right, title and interest under all leases, rental, and tenancy agreements with tenants of the Land, the Improvements, or both (collectively, the "Leases"), and all of Seller's rights and appurtenances (collectively, the "Benefits") pertaining to the Land, including all of Seller's estate, right, title and interest in and to adjacent streets, alleys, rights-of-way, and parking areas; and

          (b) all of Seller's estate, right, title and interest in and to all equipment, machinery, furniture, inventory and other personal property (collectively, the "Personalty") situated on or in the Land or Improvements, or used or acquired for use in the ownership, operation, management or maintenance of all existing businesses located upon the Land.

The Land, the Fixtures, the Improvements, the Leases, the
Benefits, and the Personality are herein called the "Property".

     2. Purchase Price. The purchase price to be paid to Seller by Purchaser for the Property is Three Million
Two Hundred Forty Thousand and No/100 Dollars
($3,240,000.00).

     3. Earnest Money Deposit: Contemporaneously with the execution hereof, Purchaser has deposited with Landmark Title Corporation located at 1707 N. Street,
N.W. Washington, D.C.  20036, Attention: Robert A.
Vogelsohn, Esq., (the "Escrow Agent") the sum of Fifty
Thousand and No/100 Dollars ($50,000.00) (such amount, together with interest earned thereon, hereinafter called the "Earnest Money") to be held in an FDIC insured interest bearing escrow account. Purchaser and Seller agree that upon execution of this Agreement, the Earnest
Money will become non-refundable and earned by Seller at 4:00 PM CST on December 28, 1998, subject to the material breaches described in Paragraph 4 hereof.

     Escrow Provisions.

          (A) Release of the Earnest Money. Except as otherwise provided herein, the Escrow Agent shall hold the Earnest Money until the earlier of the following:

               (i)       One (1) business day following
receipt by the Escrow Agent, prior to December 28, 1998, of a copy of the notice delivered by Purchaser to Seller stating that Purchaser has elected to terminate this Agreement prior to 4:00 PM EST on December 28, 1998 and that Purchaser requests return of the Earnest Money, at which time the Escrow Agent shall return the Earnest
Money to Purchaser;

               (ii) Ten (10) days following receipt by
the Escrow Agent of a certificate (the "Seller's
Certificate") executed in good faith by Seller to the effect that (a) the Closing has not been effected by the Closing Date solely as a result of Purchaser's material breach of it's obligations under this Agreement, and (b) notice of said Seller's Certificate has been delivered to Purchaser, at which time the Escrow Agent shall, unless on or before such date the Escrow Agent has received a certificate (a copy of which shall be provided by Purchaser to Seller) executed in good faith by Purchaser contesting the statement contained in the Sellers'
Certificate, release and deliver the Earnest Money to Seller, together with all interest accrued thereon;

               (iii)     Ten (10) days following receipt
by the Escrow Agent of a certificate (the "Purchaser's
Certificate") executed in good faith by Purchaser to the effect that (a) the Closing has not been effected by the Closing Date as a result of Seller's material breach of it's obligations under this Agreement or failure of a closing condition, and (b) notice of said Purchaser's
Certificate has been delivered to Seller, at which time the Escrow Agent shall, unless on or before such date the Escrow Agent has received a certificate (a copy of which shall be provided by Seller to Purchaser) executed in good faith by Seller contesting the statements contained in Purchaser's Certificate, release and deliver the Earnest Money to Purchaser, together with all interest accrued thereon;

               (iv) An event set forth in Section 4(B)
hereof, whereupon the Escrow Agent shall release and deliver the Earnest Money as contemplated in such Section
4(B).

               (v)  The Closing Date, at which time the
Earnest Money shall be delivered to Seller, together with all interest accrued thereon.

          (B)  Objection to Certificate.

               (i)  In the event that Purchaser objects
to Seller's Certificate or Seller objects to Purchaser's
Certificate as provided in Subsections 4(A) (ii) or (iii) above, then unless Purchaser and Seller resolve completely such dispute within thirty (30) days from the date of such objection and within that period advise the Escrow Agent by joint written notice from Purchaser and Seller of the resolution of such dispute and of the disposition to be made by the Escrow Agent of the Earnest
Money (in which event the Escrow Agent shall release and deliver the Earnest Money in accordance with such written notice), then such dispute shall be resolved, upon the initiation by any party hereto in an appropriate proceeding, by an appropriate court. Furthermore, any of the parties hereto may request that the Escrow Agent tender the Earnest Money to the court in which such proceeding has been commenced and, provided that such court is authorized by applicable law to receive such tender and consents thereto (if such consent is necessary), the Escrow Agent shall tender the Earnest
Money to such court. The Escrow Agent shall thereby be released from all further liability with respect to this Agreement or the Earnest Money. In the event no such request to tender the Earnest Money to such a court is made or the court is not authorized or refuses to accept such tender, the Escrow Agent shall continue to hold the deposit until a final non-appealable judgment by the appropriate court is rendered (in which event the Escrow
Agent shall release and deliver the Earnest Money in accordance with such judgment), or until the Escrow Agent receives joint written notice from Purchaser and Seller advising the Escrow Agent of the resolution of such dispute and instructing the Escrow Agent of the disposition to be made of the Earnest Money, in which event the Escrow Agent shall release and deliver the Earnest Money in accordance with such written notice.

               (ii) All reasonable costs and expenses
incurred or sustained by Purchaser and Seller (including, without limitation, all of such parties' reasonable attorneys' fees) relating to the litigation of any dispute as provided in subsection 4(B)(i) above shall be entirely borne by and paid for by the party or parties against whom judgment is rendered.

          (C)  Provisions Regarding Escrow Agent.

               (i)  The duties and obligations of the
Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. Escrow Agent shall be fully protected in acting on or relying upon any written advise, certificate, notice, direction, instruction, request, or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give advise, certificate, notice, direction, instruction or request or other paper or document has been duly authorized to do so.

               (ii) The Escrow Agent shall be fully
protected in acting on or relying upon any written advice, certificate, notice, direction, instruction, request, or other paper or document which the Escrow
Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give advise, certificate, notice direction, instruction or request or other paper or document has been duly authorized to do so.

               (iii)     The Escrow Agent shall not be
liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

               (iv) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel. If a controversy arises between one or more parties hereto, as to whether or not or to whom the Escrow Agent shall deliver the Earnest Money or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Earnest Money, the Escrow Agent shall not be required to determine such controversy and need not make any delivery of the Earnest Money or any portion thereof but may retain the Earnest Money without liability to anyone until the rights of the parties to the dispute shall have been finally resolved by mutual agreement, or by order, judgment or decree, accompanied by an opinion of counsel of the party requesting release of the Earnest Money to the effect that such order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction of the United States of America and the time for appeal thereof, if any has expired without an appeal thereof having been noticed, filed or perfected, and the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow
Agent shall be entitled to assume that no such controversy has arisen unless it has received conflicting written notices from the parties to this Agreement or a written notice form any person that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy.

               (v)  Seller and Purchaser will jointly and
severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow
Agent or its employees and arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

               (vi) The Escrow Agent hereby accepts its appointment and agrees to act as the Escrow Agent under the terms and conditions of this Agreement.


     5.   Good, Insurable and Indefeasible Title.  On the
Closing Date (hereinafter defined) Seller will have and will convey to Purchaser the Property by Special Warranty
Deed warranting against and agreeing to defend against anyone lawfully claiming by, through, or under Seller.
Such conveyance shall be made subject to the Permitted
Exceptions (see APPENDIX 2).

     6. Survey. Within fifteen (15) days after a title commitment has been issued, Purchaser, at Purchaser's expense, shall cause to be certified to Purchaser and the title company, an as-built survey certified substantially in conformity with APPENDIX 3 (the "Survey"). If the
Survey does not meet the certification of Appendix 3
Purchaser shall give written notice detailing the specific failure within five business (5) days of receipt of the Survey. Seller will then cause the surveyor to remedy the deficiency.

     7.   Owner's Title Policy Commitment.  Within ten
(10) days after the effective date of this Agreement, Seller shall cause, at Purchaser's expense, Chicago Title to issue and actually deliver a Commitment for Title (the
"Title Commitment") to Purchaser, accompanied by true and legible copies of all recorded instruments creating or evidencing encumbrances against all or part of the Property and committing the title company to furnish the Title Policy (ALTA Form B) to Purchaser at Closing. The
Title Policy shall be in the amount of the Purchase
Price. If any encumbrance or other matters referred to in the Title Commitment are reasonably unacceptable to Purchaser, Purchaser shall give written notice to Seller on or before five (5) days after the date of Purchaser's receipt whereupon Seller may, but shall not be obligated to cure the same; provided, however, Seller shall be obligated to satisfy any liens encumbering the Property which have arisen by, through or under Seller or which are created after the effective date of this Agreement.
At the time of closing, Seller shall have the right to use the proceeds of sale to satisfy any existing liens.
In the event Seller is unable to cure such objectionable matters on or before the expiration of five (5) business days thereafter, Purchaser may elect to either (a) terminate this Agreement whereupon all Earnest Money
(hereinafter defined) shall be refunded to Purchaser and neither party hereto shall have any further rights, duties or obligations one to the other hereunder or (b) waive such uncured objections and proceed to Closing without reduction in the Purchase Price. All matters approved by Purchaser pursuant hereto are herein referred to as the "Permitted Exceptions".

     8.   Inspection. From the date hereof until 4:00 PM
CST on December 28, 1998, Purchaser, its agents, contractors and employees shall have the right, subject to the rights of tenants in possession, to enter the Property to conduct such studies, tests, inspections and analysis as Purchaser deems advisable or necessary.
Purchaser acknowledges to Seller that Purchaser is an astute investor and having completed such due diligence investigation as Purchaser has seen fit, approves all matters relating to the inspection of the Property and shall accept the Property on the closing date in its "as is" condition without any warranty as to the Property's physical or financial condition except as set forth herein. Seller agrees to cooperate with Purchaser in such efforts. Copies of any analysis, studies, reports, test results, or other documentation given to Purchaser by Seller will be returned to Seller should this Agreement be terminated for any reason other than as a result of a default by Seller. Purchaser shall have an absolute right to terminate this Agreement with or without cause and without recourse or forfeiture of any Earnest Money up to 4:00 PM CST on December 28, 1998.

     9. Covenants of Seller. Seller covenants and agrees with Purchaser that, between the date hereof and the date of Closing (both dates inclusive):

          (a)  Immediately upon obtaining knowledge of
the institution of any proceedings for the condemnation or other taking of the Property, or any portion thereof, by exercise of the power of eminent domain, Seller will notify Purchaser of the pendency of such proceedings. If any such proceedings are commenced, Purchaser shall have twenty (20) days after receipt of Seller's written notice or notices specifying the exact description of the portions of the Property to be taken to elect to terminate this Agreement by giving written notice to Seller, and, if and to the extent required to permit such full 20-day election period, the Closing Date shall be automatically extended. Unless Purchaser duly exercises such termination option, Seller shall enter into no settlement agreement with the condemning authority without first obtaining Purchaser's approval thereof and all proceeds of condemnation or conveyance in lieu of condemnation shall be assigned to Purchaser at Closing.

          (b)  Without the prior written consent of
Purchaser, Seller will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, security interest, encumbrance, charge or voluntary or involuntary lien (other than unrecorded liens for routine repairs which will be satisfied by Seller prior to Closing), whether statutory, constitutional or contractual, against any part of the Property (except for liens for ad valorem taxes on the Property which are not delinquent and the lien of any non-delinquent governmental assessment for public improvements).

          (c)  Seller agrees forthwith to furnish to
Purchaser a true and correct rent roll of the Property, dated currently, and listing the name of the tenant(s), the termination date of the lease agreement(s) (including any renewal options), the amount of monthly rent, the amount of any security deposit(s), the date and amount of the last rent increase (or decrease) and whether there is any rent or other balances past due. All rent deposits, security deposits in the Seller's possession, advance rent deposits, prepaid rent and other similar sums in respect of the Leases will be shown on the rent roll and will be identified and disclosed and will be delivered or credited to Purchaser at the Closing. All defaults and delinquencies, if any, known, to Seller as of the Closing
Date will be disclosed to Purchaser by Seller.

          (d)  Seller will deliver possession of the
Property at the Closing free of any contract or agreement with any employee, manager, agent, independent contractor or other person or entity for the furnishing of any goods or services (including, but not limited to, management and lease brokerage services) under which Purchaser or his successors or assigns might be held bound except only those contracts, if any, which Purchaser agrees in writing to assume; and Seller, at its expense, will pay and discharge all obligations under all such contracts or agreements as exist to the date of Closing. Seller agrees to indemnify Purchaser against all such contracts and agreements and all claims arising under any of them except only to the extent, if any, Purchaser assumes in writing obligations accruing under any such contracts from and after Closing. Seller agrees to indemnify and hold Purchaser harmless against any claim that Purchaser is obligated or liable for the payment or performance of any obligations under any contract or agreement entered into by Seller in anyway in respect of the ownership, operation or maintenance of the Property except only to the extent, if any, that Purchaser assumes same in writing.

          (e)  Seller will not enter into any new
agreements or commitments including leases and renewals for the Property (except continued routine maintenance and repair) affecting the Property without prior notice to and approval of Purchaser.

          (f)  Seller will deliver possession of the
Property to Purchaser at Closing in the same condition as it exists on the date of this Agreement, ordinary wear and tear only excepted.

          (g) Seller agrees to allow Purchaser the right to contact the tenants at the Property for the purpose of attempting to obtain Estoppel certificates from tenants listed on the rent roll prior to Closing. Seller, as a condition of Closing however, will not be obligated to provide Estoppel certificates from tenants to Purchaser.

     10. The Closing. The closing (the "Closing") of this transaction shall take place in escrow at the office of the Escrow Agent on or before December 31, 1998, hereinafter called the "Closing Date". The parties shall endeavor to preclose the transaction on the business day prior to the Closing Date. Seller and Purchaser may elect to close the transaction on an earlier date by mutual written agreement.

          At the Closing:

          A.   Seller shall satisfy the following
conditions:

               (1)  Deliver to Purchaser a duly executed
and acknowledged Special Warranty Deed (the "Deed") in the form of Appendix 5 attached hereto, and a duly executed and acknowledged bill of sale (the "Bill of Sale") in the form of Appendix 6 attached hereto;

               (2)  Pay for and deliver to Purchaser the
Title Policy in the amount of the Purchase Price issued by the title company, insuring that Purchaser owns fee simple title to the Land, subject to no exceptions or encumbrances other than the Permitted Exceptions;

               (3)  Deliver to Purchaser any Leases
affecting the Property in Seller's possession. (Seller will not be liable for any Leases or pages of Leases not actually received by Seller).

               (4)  Deliver to Purchaser an assignment of
the Leases in the form of Appendix 7 attached hereto;

               (5)  Accord to Purchaser a credit against
the Purchase Price equal to all tenant deposits which were actually paid to or received by Seller in satisfaction of any obligation of Seller to transfer such deposits to Purchaser (Seller will not be liable for any security deposit not actually received by Seller);

               (6)  Deliver to Purchaser original letters
to all tenants of the Property, signed by Seller (or its duly authorized agent), stating that the Property has been purchased by Purchaser and that all future rent is to be paid to Purchaser;

               (7)  Deliver to Purchaser all keys to all
doors on the Property that Seller may have in its possession;

               (8)  Pay Seller's share of the items to be
prorated at Closing, as specified below, and Seller's closing costs;

               (9)  Pay one-half of any officials fees
and documentary stamps on the deed, transfer taxes or taxes on intangibles, and escrow charges, if any;

               (10) Deliver to Purchaser a Nonforeign
Certificate pursuant to the IRC Section 1445.

          B. Provided that Seller fulfills at Closing each of the foregoing conditions precedent listed above to Purchaser's obligations listed below, Purchaser shall:

               (1)  Pay to Seller the Purchase Price less
credits and Earnest Money.

               (2)  Pay Purchaser's share of the items to
be prorated at Closing, as specified below, and Purchaser's closing costs.

     Pay one-half any documentary stamps on the deed, transfer taxes or taxes on intangibles, and escrow fee charges, if any.

               (4)  Pay one-half any official fees for
the filing and recording of Seller's deed.

          C.   The following prorations and other matters
shall be made and   accomplished:

               (1)  Rents under all Leases shall be
prorated as of the Closing Date. Provided, however, that past due rents shall not be prorated at Closing.
Purchaser shall have no obligation to collect any rents or other charges due under the leases of the Property attributable to the period prior to the Closing:
provided, however, that if Purchaser receives any such past due rents or other charges applicable to the period prior to the Closing, Purchaser shall promptly turn the same over to Seller. All past due rents collected after Closing shall first be applied to amounts due Purchaser.

               (2)  Property taxes for the year of
Closing shall be prorated as of the Closing Date. If the actual amount of any such tax or maintenance fee is not available at Closing, then an estimated proration shall be made based upon the previous year's amounts.
Purchaser will be responsible for any and all property taxes, special assessments or reassessments of the Property levied by an federal, state, or municipal governing authorities after the date of Closing.

               (3)  Each party shall be responsible for
the payment of its or his own attorneys' fees incurred in connection with the transaction contemplated by this Agreement, subject, however, to the provisions of Section
12 of the Agreement.

               (4)  All utilities services furnished to
the Property and not directly paid for by the tenants shall be prorated as of the Closing Date, based upon the utilities bills for the immediately preceding billing period and meter readings taken within five (5) days prior to the Closing Date. All utility services will be put in the name of the Purchaser at the time of closing.

          D.   The obligations of Purchaser under this
Agreement are subject to the satisfaction on or before the Closing Date, of each of the following conditions:

     The representations and warranties of Seller contained in this Agreement shall be true on the Closing
Date with the same effect as if they were made on and as of the Closing Date, except as affected by transactions contemplated hereby.

               (2)  Seller shall have performed all of
its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it on or before the Closing Date.

               (3)  To be best of Seller's knowledge,
there are no laws or environmental laws, and there shall be no proceeding pending before a court or administrative agency of competent jurisdiction, which in the reasonable judgment of Purchaser may result in a judgment or order which enjoins, restrains, makes illegal or prohibits consummation by the parties of the transactions contemplated hereby or restricts or reduces in a material way the operation or value of the Property.

               (4)  From the date hereof until the
completion of the Closing, there shall have been no material adverse change in the Property or its occupancy or operation.

               (5)  The Title Company shall have issued
coverage with respect to the Property, in the amount of the Purchase Price, on the ALTA Form B form insuring fee simple title.

               (6)  Seller shall provide Purchaser with
the documents listed in Paragraph 10(A) and 10(B) in form reasonably satisfactory to Purchaser.


     11.  Litigation costs.  Should either Seller or
Purchaser bring legal proceedings permitted hereunder against the other to enforce the terms and provision of this Agreement, the party in whose favor final judgment is entered by the court in such proceedings shall be entitled to recover against the other party the attorneys' reasonable fees and expenses incurred by the prevailing party in such proceedings.

     12.  Seller's Representations and Warranties.
Seller represents and warrants to Purchaser as follows:

          (a)  The execution and delivery by Seller of
this Agreement and said documents and their consummation has been duly authorized by Seller, will not be in conflict with any agreement or instrument to which Seller is a party which would cause or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Property or affect the ability of Seller to carry out its obligations under this Agreement.

          (b) Seller is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, authorized or licensed to do business in which the Property is located, and has all requisite power and authority, licenses and franchises to own and operate the Property.

          (c)  To the best of Seller's knowledge, the
Land and Improvements are free from any use or occupancy restrictions which restrict or prevent the present and continued current use on and after the Closing Date of the Property and no proceedings are pending or threatened to change, redesignate or redefine the zoning classification or use status of the Property.

          (d) With respect to the Property, and except for the matters listed in Schedule 12(d), Seller is not a party to, nor is Seller bound or affected by, nor is the Property subject to, any

               (i)  license agreement, assignment or
contract;

               (ii) agreements for the purchase or sale of goods or services; and

               (iii)     management, maintenance, agency,
leasing, service, security or any other agreement, contract, arrangement or understanding related to the Property.

     All management and service contracts shall be
terminated by Seller prior to closing at     no cost or
expense to Purchaser.

          (e) To the best of Seller's knowledge, there is no claim, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency or any private arbitration tribunal, threatened against, relating to or affecting the Property or the transaction contemplated by this Agreement.

          (f) To the best of Seller's knowledge, there are no condemnation or eminent domain pending or threatened and Seller has made no commitments therefor and has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property for easements, rights-of-way or other public or quasi-public purposes or for any other use whatsoever.

          (g) Except as set forth in the Leases, there are no leasing commission or locator fees due or owing which affect the Property on the Closing Date.

          (h) To the best of Seller's knowledge, Seller and its agents, contractors, consultants, lessees and predecessors have obtained all permits, licenses and other authorizations and have provided all notifications and reports which are or were required under environmental laws affecting the Property.

          (i) To the best of Seller's knowledge, Seller and its agents, consultants, and lessees are in compliance with all terms and conditions of such required permits, licenses and authorizations, and are in compliance with all environmental laws affecting the Property.

          (j) To the best of Seller's knowledge, Seller and its agents, contractors, consultants and lessees have not received notice of, and are not aware of, any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding demand letter, or potentially responsible party letter, pending or threatened against or relating in any way to the environmental laws affecting the Property.

          (k)  To the best of Seller's knowledge all
leases and tenancies (including any subleases) to which the Property is subject (collectively, the "Leases") are set forth under APPENDIX 8. Except as shown on APPENDIX
8, no leases or tenancies shall encumber the Property on the Closing Date nor shall any person or entity have any other rights of use or possession to the Property on the Closing Date. Each of the Leases are in full force and effect, in accordance with its terms and has not been modified, amended or extended. To the best of Seller's knowledge, none of the tenants is in monetary default
(beyond any applicable grace period provided by the Leases), nor, in default in the performance or observance of any of the non-monetary terms, covenants or conditions to be kept, observed or performed by it under the Leases.


     13.  Real Estate Commissions and Finder's Fees.
Seller shall be responsible for payment of a real estate commission per a separate agreement with Carey Winston
(agent on behalf of the Seller) and Scheer Partners, Inc.
(agent on behalf of the Purchaser) payable upon close out of escrow in respect to this transaction. Seller will not be responsible for any other real estate commission in respect to this transaction. Seller and Purchaser warrant to each other that, to the best of their respective knowledge, no other brokers were involved in this transaction.

     14. Casualty. In the event the Improvements should be damaged by any casualty prior to Closing, the Purchaser shall, within ten business (10) days following the receipt of the notice give the Seller notice that it is either proceeding to close or terminating this Agreement. Failure of Purchaser to give Seller such notice shall be deemed to be a decision by Purchaser to proceed to closing. All insurance proceeds paid or payable to Seller shall be delivered or assigned, as the case may be, to Purchaser at closing.

     15. Notice. Any notice or communication required or permitted hereunder shall be given in writing, and may be given by mailing same by United States mail, postage prepaid, registered or certified mail, or by prepaid telegram (provided that such telegram is confirmed by mail in the manner previously described), or by fax addressed as follows:

     IF TO SELLER:
          Aid Association for Lutherans
          4321 North Ballard Road
          Appleton, WI  54919
          Attention:  Mark G. McMurtrie
          Fax No. (414) 380-6004

          with a copy to:

          Michael R. McAdoo, Esq.
          King and Nordlinger
          4350 N. Fairfax Drive,
          Suite 950
          Arlington, VA  22203
          Fax No. (703) 522-8108

     IF TO PURCHASER:
          MedImmune, Inc.
          35 West Watkins Road
          Gaithersburg, MD 20878
          Attention:  David LeBehn
          Fax No. (301) 527-4257

          with a copy to:

          Howard J. Rosenstock, Esq.
          Dewey Ballantine LLP
          1775 Pennsylvania Avenue, N.W.
          Washington, DC  20006
          Fax No.  (202) 862-1093

     IF TO ESCROW AGENT:

          Landmark Title Corporation
          1707 N. Street, N.W.
          Washington, D.C.  20036
          Attention:  Robert A. Vogelsohn
          Fax No.  (202) 835-8337

or to such other address or in care of such other person as hereafter shall be designated in writing by the applicable party. Any such notice or communication shall be deemed to have been given (a) on the date actually received by the party for whom intended, (b) as of the date of delivery or attempted delivery at the address and in the manner provided in the preceding sentence or (c) three (3) days after mailing in accordance with the provisions of the preceding sentence, which ever occurs first.

     16. Section Order and Headings. The Section order headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope of meaning of the various and several Sections hereof, or be referred to in interpreting the meanings of the provisions of this Agreement.

     17. Complete Agreement. This Agreement embodies the complete agreement between Seller and Purchaser and cannot be varied except by the written agreement of the parties.

     18. Applicability. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     19.  Time.  Time is of the essence of this
Agreement. This Purchase Contract together the Earnest
Money must be executed by Escrow Agent and Purchaser without modification and received by Escrow Agent on or before 4:00 PM EST on November 30, 1998 or this Purchase
Contract will be null and void.

     20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors and assigns. Notwithstanding the foregoing, Seller hereby consents to an assignment of this Agreement by Purchaser to a limited liability company to be formed of which the Purchaser will be the general partner of one of the members, and one or more of its offers will be the managers for the limited liability company.

     21. Applicable Law: This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

     22. Gender. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

     23. Survival. The representations and warranties set forth in this Agreement shall not be merged with the Deed or the Bill of Sale but shall survive the Closing for a period of eighteen (18) months.

     24.  Severability.  If any provision of this
Agreement is determined by a court of competent jurisdiction to be illegal or unenforceable, then each such provision shall be severed from this Agreement and deemed excised herefrom, and the remainder of this Agreement shall be enforced in accordance with its terms, without regard to such provision so severed.

     IN WITNESS WHEREOF, this Agreement is executed in multiple originals by Seller and Purchaser as of the date first above written.

SELLER:                            PURCHASER:

AID ASSOCIATION FOR LUTHERANS,     MEDIMMUNE, INC.
a Wisconsin corporation            a Delaware corporation


BY: /s/ Wayne C. Streck       By:   /s/ Melvin D. Booth
Name: Wayne C. Streck         Name: Melvin D. Booth
Title:    Vice President                Title:  President
          Mortgage and Real Estate

By: /s/ David Crist
Name: David Crist
Title:    Assistant Secretary



ESCROW AGENT:

LANDMARK TITLE INSURANCE CORPORATION

BY:  /s/ Robert A. Vogelsohn
Name: Robert A. Vogelsohn
Title:    President